Exhibit 99.4

*LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES*

OFFER TO EXCHANGE

each Ordinary Share

of

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

for

one Ordinary Share or one American Depositary Share

of

COCA-COLA HBC AG

and

each American Depositary Share

of

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

for

one American Depositary Share

of

COCA-COLA HBC AG

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF COCA-COLA HELLENIC SHARES WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME (2:00 P.M., ATHENS TIME), ON                        , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

THE DEADLINE FOR VALIDLY TENDERING AND WITHDRAWING COCA-COLA HELLENIC ADSs IN THE U.S. OFFER IS 5:00 P.M., NEW YORK CITY TIME, ON                        , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “ADS TENDER DEADLINE”), UNLESS THE U.S. OFFER IS EXTENDED.

NO GUARANTEED DELIVERY

The Information Agent for the U.S. Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect:

1 (212) 269-5550

Coca-Cola Hellenic ADS Holders and All Others Call Toll-Free:

1 (800) 859-8511

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Coca-Cola HBC AG (“Coca-Cola HBC”) is conducting an exchange offer (the “Exchange Offer”) consisting of a U.S. offer (the “U.S. Offer”) and a Greek offer (the “Greek Offer”). The U.S. Offer is being made to (1) all holders of outstanding ordinary shares (“Coca-Cola Hellenic Shares”) of Coca-Cola Hellenic Bottling Company S.A. (“Coca-Cola Hellenic”) located in the United States and (2) all holders of outstanding American depositary shares, each representing one Coca-Cola Hellenic Share (“Coca-Cola Hellenic ADSs”), wherever located. For every one Coca-Cola Hellenic Share a holder tenders in the U.S. Offer, such holder will receive, at its election, one ordinary share of Coca-Cola HBC (a “Coca-Cola HBC Share”) or one American depositary share representing one Coca-Cola HBC Share (a “Coca-Cola ADS”). The U.S. Offer is made upon the terms and subject to the conditions set forth in the enclosed Offer to Exchange/Prospectus, dated                    , 2012 (the “U.S. Offer Prospectus”). The Greek offer to exchange one Coca-Cola Hellenic Share for one Coca-Cola HBC Share is being made pursuant to separate offer documentation available to holders of Coca-Cola Hellenic Shares located outside the United States, in accordance with local laws and regulations applicable to such holders.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF COCA-COLA HELLENIC SHARES WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME (2:00 P.M., ATHENS TIME), ON                          , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

THE DEADLINE FOR VALIDLY TENDERING AND WITHDRAWING COCA-COLA HELLENIC ADSs IN THE U.S. OFFER IS 5:00 P.M., NEW YORK CITY TIME ON THE DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE, WHICH WILL BE                          , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “ADS TENDER DEADLINE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Coca-Cola Hellenic Shares and/or Coca-Cola Hellenic ADSs in your name or in the name of your nominee.  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1.                                       The U.S. Offer Prospectus, dated                          , 2012;

2.                                       The ADS letter of transmittal for use in accepting the U.S. Offer and tendering Coca-Cola Hellenic ADSs;

3.                                       The Declaration of Acceptance for use in accepting the U.S. Offer and tendering Coca-Cola Hellenic Shares;

4.                                       A printed form of letter which may be sent to your clients for whose accounts you hold Coca-Cola Hellenic ADSs, with space provided for obtaining such clients’ instructions with regard to the U.S. Offer;

5.                                       A printed form of letter which may be sent to your clients for whose accounts you hold Coca-Cola Hellenic Shares, with space provided for obtaining such client’s instructions with regard to the U.S. Offer.

Please note the following:

1.     Exchange Agents:

Coca-Cola HBC has appointed National Bank of Greece, N.A., as Share Exchange Agent, and Citibank, N.A., as ADS Exchange Agent, for the U.S. Offer.

2.     Information Agent and Dealer-Manager:

Coca-Cola HBC has appointed D.F. King & Co., Inc., as Information Agent, and Credit Suisse Securities (USA) LLC, as Dealer Manager, for the U.S. Offer.

Any questions you may have with respect to the ways in which Coca-Cola Hellenic Shares and Coca-Cola Hellenic ADSs may be tendered in the U.S. Offer should be directed to the Information Agent at 1 (212) 269-5550.

3.     Holders of Coca-Cola Hellenic Shares:

The U.S. Offer is being made to all holders of outstanding Coca-Cola Hellenic Shares located in the United States:

•                  Those holders will receive, at their election, one Coca-Cola HBC Share or one Coca-Cola HBC ADS for each Coca-Cola Hellenic Share validly tendered into, and not withdrawn from, the U.S. Offer.

•                  Holders will receive Coca-Cola HBC Shares in book-entry form through the Greek dematerialized securities system (“DSS”), unless they elect to receive Coca-Cola HBC Shares in book-entry form in the custodian system of SIX SIS AG, the Swiss central securities depository (“SIS”), or in uncertificated form. There are however significant disadvantages to holding Coca-Cola HBC Shares in book-entry form in the SIS custodian system or in uncertificated form, which are described under the section heading “Description of the Coca-Cola HBC Shares and Articles of Association—Manner of Holding Coca-Cola HBC Shares” in the U.S. Offer Prospectus.

•                  If holders would like to deposit Coca-Cola Hellenic Shares in the Coca-Cola Hellenic ADS program, receive Coca-Cola Hellenic ADSs representing the deposited Coca-Cola Hellenic Shares and tender those Coca-Cola Hellenic ADSs into the U.S. Offer through the ADS exchange agent, they must contact you to deposit the Coca-Cola Hellenic Shares in the Coca-Cola Hellenic ADS program, pay any applicable fees, taxes and other governmental charges (including any issuance fee to the Coca-Cola Hellenic depositary of up to $5.00 per 100 Coca-Cola Hellenic ADSs issued) and tender the Coca-Cola Hellenic ADSs representing the deposited Coca-Cola Hellenic ADSs by following the procedures described in the U.S. Offer Prospectus. There are potential disadvantages to depositing Coca-Cola Hellenic Shares into the Coca-Cola Hellenic ADS program and tendering the resulting Coca-Cola Hellenic ADSs in the U.S. Offer, which are described under the section heading “The Exchange Offer—Procedure for Tendering—Holders of Coca-Cola Hellenic Shares” in the U.S. Offer Prospectus.

4.     Holders of Coca-Cola Hellenic ADSs:

The U.S. Offer is being made to all holders of issued and outstanding Coca-Cola Hellenic ADSs, wherever located:

•                  Those holders will receive one Coca-Cola HBC ADS for every one Coca-Cola Hellenic ADS validly tendered, and not withdrawn, from the U.S. Offer.

•                  Except as set forth below and in the U.S. Offer Prospectus, holders will not be permitted to tender their Coca-Cola Hellenic ADSs in exchange for Coca-Cola HBC Shares.

•                  If holders wish to tender Coca-Cola Hellenic Shares rather than Coca-Cola Hellenic ADSs, they must contact you directly to arrange for (i) the conversion of such Coca-Cola Hellenic ADSs into Coca-Cola Hellenic Shares in accordance with the terms applicable to Coca-Cola Hellenic ADSs, including the payment of conversion fees and expenses and (ii) the tender of the Coca-Cola Hellenic Shares so withdrawn to the Share Exchange Agent in accordance with the terms of the U.S. Offer or Greek Offer, as applicable. There are potential disadvantages to withdrawing the Coca-Cola Hellenic Shares represented by Coca-Cola Hellenic ADSs and tendering those Coca-Cola Hellenic Shares in the Exchange Offer, which are described under the section heading “The Exchange Offer—Procedure for Tendering—Holders of Coca-Cola Hellenic ADSs” in the U.S. Offer Prospectus.

5.     Procedures for Tendering:

For Coca-Cola Hellenic ADSs held through The Depository Trust Company (“DTC”) to be validly tendered in the U.S. Offer, the holder thereof will need to (i) send an Agent’s Message to the ADS Exchange Agent, and (ii) transfer the Coca-Cola Hellenic ADSs being tendered by book-entry transfer in DTC to the ADS Exchange Agent in accordance with the instructions set forth in the U.S. Offer Prospectus.  See “The Offer—Procedures for Tendering” in the U.S. Offer Prospectus.

For Coca-Cola Hellenic Shares to be validly tendered in the U.S. Offer, the holder therefore must authorize and instruct an operator in the DSS to transmit the tender through SWIFT messaging (or otherwise) to the Share Exchange Agent.  No printed forms of acceptance may be delivered directly to the Share Exchange Agent.

6.     Conditions to the Exchange Offer:

The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the U.S. Offer Prospectus under the caption “The Offer—Conditions to the Exchange Offer”, including the condition that Coca-Cola Hellenic Shares (including Coca-Cola Hellenic Shares represented by Coca-Cola Hellenic ADSs) corresponding to at least 90 percent of the total issued Coca-Cola Hellenic Shares (calculated including Coca-Cola Hellenic Shares held in treasury by Coca-Cola Hellenic) shall have been lawfully and validly tendered in the Exchange Offer and not withdrawn as at the end of the acceptance period of the Exchange Offer.

Any inquiries you may have with respect to the U.S. Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the U.S. Offer, at 48 Wall Street, 22nd Floor, New York, NY 10005, telephone number 1 (212) 269-5550.

Requests for additional copies of the enclosed materials may also be directed to the Information Agent at the above address and telephone number.

, 2012

Very truly yours,

COCA-COLA HBC AG

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF COCA-COLA HBC AG, THE DEALER MANAGER, THE ADS EXCHANGE AGENT, THE SHARE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER NOT CONTAINED IN THE U.S. OFFER PROSPECTUS.